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Exhibit 4.4

[FORM OF STOCK CERTIFICATE FOR CLASS A COMMON STOCK]

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

NUMBER	SHARES

OTELCO INC.

Total Authorized Issue 20,000,000 Shares $0.01 Par Value Class A Common Stock	See Reverse for Certain Definitions

This is to certify that	is the owner of fully paid and

non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

OTELCO INC.
CORPORATE SEAL

SIGNATURE	SIGNATURE

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT—		Custodian
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act		(State)
Additional abbreviations may also be used though not in the list.
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
For value received, the undersigned hereby sells, assigns and transfers unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

Shares
represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said
Shares on the books of the within named Corporation with full power of substitution in the premises.
Dated,
In the presence of

NOTICE:    The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

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  Exhibit 4.4
[FORM OF STOCK CERTIFICATE FOR CLASS A COMMON STOCK]